EXHIBIT 11

         PENRIL DATACOMM NETWORKS, INC AND SUBSIDIARIES
               COMPUTATION OF PER SHARE EARNINGS
            (In thousands except per share amounts)

                                              1996                1995           1994
                                           --------            --------      --------
Income (Loss) from Continuing
    Operations, as reported              $ (20,668)           $ (4,614)       $ 2,345
Imputed Earnings                                --                  --             --
                                          --------            --------       --------
Adjusted Income from Continuing
    Operations                             (20,668)             (4,614)         2,345

Loss from Discontinued Operations             (236)             (3,061)          (828)
                                          --------            --------       --------
Adjusted Net income                      $ (20,904)           $ (7,675)       $ 1,517
                                          ========            ========       ========

Shares used in this Computation:
 Weighted Average Common Shares              9,650               7,559          7,443
 Shares applicable to Common Stock
    Equivalents                                 --                  --            366
                                          --------            --------       --------
                                             9,650               7,559          7,809
                                          ========            ========       ========

Earnings (Loss)Per Share:
 Continuing Operations                    $  (2.14)           $  (0.61)      $   0.30
 Discontinued Operations                     (0.03)              (0.41)         (0.11)
                                          --------            --------       --------
                                          $  (2.17)           $  (1.02)      $   0.19
                                          ========            ========       ========
